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Exhibit 10.21

Description of Director Compensation

Prior to December 1, 2003, Directors who were not employees of Adobe received annual retainers of $24,000, meeting fees of $1,500 for each Board meeting and $1,000 for each Committee meeting (except Audit Committee meetings) they attended. The Audit Committee Chairman received $4,000 (up to $24,000 per year), and other Audit Committee members received $2,000 (up to $12,000 per year), for each Audit Committee meeting they attended. We paid no fees for Board or Committee telephonic meetings lasting less than one hour. Beginning December 1, 2003, the annual Board retainer was increased to $30,000. We have eliminated Board meeting fees and have replaced Committee meeting fees with Committee annual retainers as follows: Audit Committee—Chairman $20,000, members $10,000; Executive Compensation Committee—Chairman $10,000, members $5,000; Investment Committee—Chairman and members $5,000; Nominating and Governance Committee—Chairman $10,000, members $5,000. Directors are also entitled to reimbursement of reasonable travel expenses associated with Board and Committee meetings as well as costs and expenses incurred in attending director education programs and other Company-related seminars and conferences.

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  Exhibit 10.21
Description of Director Compensation